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AUTODESK, INC.

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In-Season Shareholder Engagement Autodesk Investor Presentation May 19, 2017 © 2017 Autodesk, Inc.

© 2017 Autodesk, Inc. This presentation contains forward looking statements about strategies, products, future results, performance or achievements, financial and otherwise, including statements regarding our business model transformation and our long term financial goals, as well as executive and board of director transitions. These statements reflect management’s current expectations, estimates and assumptions based on the information currently available to us. These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. Factors that may cause our actual results, performance or achievements to be materially different from results, performance or achievements expressed or implied by the forward-looking statements contained in this presentation include: a failure to maintain subscriptions, ARR, ARPS, billings, revenue, deferred revenue and operating margins growth; failure to maintain spend management; failure to successfully manage transitions to new business models and markets; failure to successfully expand adoption of our products; difficulty in predicting those financial metrics from new businesses; the potential impact on our financial results from changes in our business models; and failure to successfully navigate the executive and board of director transitions. A discussion of factors that may affect future results is contained in our most recent SEC Form 10-K and Form 10-Q filings available at www.sec.gov, including descriptions of the risk factors that may impact us. The forward-looking statements made in this presentation are being made as of the time and date of its live presentation. If this presentation is reviewed after the time and date of the live presentation, even if subsequently made available by us, on our Web site or otherwise, this presentation may not contain current or accurate information. Except as required by law, we disclaim any obligation to update or revise any forward-looking statement based on new information, future events or otherwise. SAFE HARBOR 2

Autodesk is a global leader in the design software and services industry Business Overview Strong FY 2017 financial results and TSR: 3.1 million 21% Subscriptions $1.8 billion 18% Deferred Revenue $1.6 billion 19% Annualized Recurring Revenue We continue to make progress against our business model and platform transitions Three key drivers of long-term shareholder value:  We’re increasing the lifetime value of Autodesk’s customers  We’re changing our cost structure by focusing our product portfolio and go- to-market strategies  We’re building the best cloud and mobile-based products and services in the industry, which significantly expands our TAM 3 Our stock price increased by 74% in FY17 Source: ADSK earnings releases; S&P Capital IQ Constant Currency

Business Model & Platform Transitions

Business Model Transition

Perpetual ▶ **Subscription**

- Provides business **flexibility and affordability** to existing and new customers
- **Discontinued perpetual licenses** for most individual software products in FY17
- Model **creates attractive financial profile**, with strong growth toward FY20 targets
- Model **acceleration continues beyond FY20**

Platform Transition

Desktop ▶ **Cloud**

- Provides customers with **improved and more flexible access** to Autodesk products
- Transition enables **TAM expansion**; cloud offerings drive gains in customers and new subscriptions
- Provides **significant customer benefits**, including enhanced collaboration and efficiency
- Enables more **direct sales**, which support gross margin expansion

- **Will result in a more predictable, recurring and profitable business over the long-term**
- **During the transition, traditional financial metrics expected to be adversely impacted**

4

AUTODESK.

Independent Chairman Crawford Beveridge Director since 1993  Former EVP and Chairman EMEA, APAC and the Americas of Sun Microsystems  Former CEO of Scottish Enterprise  Other Boards: iomart Group plc Our Directors Have Diverse & Complementary Expertise Jeff Clarke* Director since 2016  CEO of Kodak  Former Managing Partner of Augusta Columbia Capital  Other Boards: Kodak Scott Ferguson* Director since 2016  Managing Partner and Portfolio Manager of Sachem Head  Other Boards: none Thomas Georgens Director since 2013  Former CEO of NetApp, Inc.  Other Boards: Electronics for Imaging Richard S. Hill Director since 2016  Former Chairman and CEO of Novellus Systems  Other Boards: Tessera Technologies, Arrow Electronics, Cabot Microelectronics, Marvell Technology, Yahoo! Inc.** Mary T. McDowell Director since 2010  CEO of Polycom  Former EVP and Chief Development Officer of Nokia Corporation  Other Boards: Polycom, Inc., UBM Lorrie M. Norrington Director since 2011  Operating Partner of Lead Edge Capital  Former President of eBay Marketplaces  Other Boards: Colgate- Palmolive, HubSpot Betsy Rafael Director since 2013  Former Principal Accounting Officer of Apple Inc.  Other Boards: Echelon Corporation, GoDaddy, Inc., Shutterfly Stacy J. Smith Director since 2011  EVP of Intel, overseeing sales, manufacturing and operations  Other Boards: none 5  In February 2017, Mr. Bass decided to step down from his role as President and CEO of Autodesk  Mr. Bass will remain on the Board and has been nominated for reelection at the 2017 Annual Meeting * Mr. Clarke and Mr. Ferguson have agreed to resign from the Board after the selection of a new CEO, who will also be appointed to the Board ** On April 17, 2017, Mr. Hill notified Yahoo! that he will not stand for reelection at the Company’s 2017 annual meeting of stockholders. (Yahoo 8-K filed April 18, 2017) Carl Bass Director since 2006  Former CEO of Autodesk (stepped down February 2017)  Former Co-Founder of Ithaca Software  Other Boards: HP, Inc., Zendesk, Inc.

9 10 9 9 9 International Financial Outside Board Service Senior Leadership Technology 5 3 1 1 <5 years 5-10 years >10 years CEO Independent Directors Our Experienced & Balanced Board of Directors Board Skills & Experience Average: 6.5 years 90% Independence 57 years Average Age Director Tenure 6 Our director nominees are well suited to continue providing effective oversight of our rapidly evolving business 30% Diversity

 The Compensation Committee, in consultation with the full Board, is primarily responsible for CEO succession planning; as part of this process, the Board will confer periodically with the CEO  In February 2017, following discussions with the Board over the course of nearly two years, Mr. Bass stepped down from his role as President and CEO  The Board hired executive search firm, Egon Zehnder, and is conducting a thorough search  We formed an Interim Office of the Chief Executive, headed by Andrew Anagnost, Chief Marketing Officer and SVP, Business Strategy & Marketing, and Amar Hanspal, Chief Product Officer and SVP, Products - Dr. Anagnost and Mr. Hanspal bring more than 50 years of combined experience at Autodesk, which has enabled a smooth transition  Mr. Bass will remain on the Board and stand for reelection at the 2017 Annual Meeting  Mr. Bass served as a special advisor, providing counsel to the Interim Office of the Chief Executive Orderly Executive Transition CEO Transition 7  Identifying Mr. Bass’s successor is a top priority for the Board  Our mandate is to identify a strong leader who can guide Autodesk through the next phase of growth  We are being highly selective in seeking an exceptional individual, and are evaluating both internal and external candidates

8 In its evaluation of director candidates, including the members of the Board eligible for re-election, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and skills on the Board. The Board should reflect directors who possess the following qualities: 1. are predominantly independent 2. have high integrity 3. have broad, business-related knowledge and experience at the policy-making level in business or technology, including their understanding of the software industry and Autodesk's business in particular 4. have qualifications that will increase overall Board effectiveness 5. have varied and divergent experiences, viewpoints and backgrounds 6. meet requirements as may be required by applicable rules, such as financial literacy with respect to audit committee members Thoughtful Approach to Board Refreshment  Mr. Clarke and Mr. Ferguson have been included in the slate of directors standing for election at the 2017 Annual Meeting but will resign from the Board after a new CEO of Autodesk is appointed - The Board will appoint the new CEO to fill Mr. Clarke’s vacancy on the Board - Autodesk has engaged executive search firm Egon Zehnder to identify an additional independent director  Mr. Bass will remain on the Board and has been nominated for reelection at the 2017 Annual Meeting Orderly Director Transition Director Transition

Risk Oversight 9 Our Board, as a whole and through its committees, is responsible for the oversight of risk management  The involvement of the full Board in setting our business strategy at least annually is a key part of its oversight of risk management  The full Board receives updates from our executive officers and outside advisers regarding certain risks Autodesk faces, including litigation and various operating and corporate governance risks  Senior executive officers attend all meetings of the Board and its standing committees and are available to address any questions or concerns raised by the Board regarding risk management and any other matters  Annually, the Board holds strategic planning sessions with senior executive officers to discuss strategies, key challenges, and risks and opportunities for Autodesk Division of Risk Oversight Across Our Committees Risk Oversight Process Audit Committee: Responsible for overseeing the management of risks associated with Autodesk's financial reporting, accounting and auditing matters Compensation and Human Resources Committee: Oversees our executive officer succession planning and risks associated with our compensation policies and programs Corporate Governance and Nominating Committee: Oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board, and director succession planning

Compensation Program Overview Element Purpose Payout Range FY17 CEO Performance Measures Base Salary Forms basis for competitive compensation package N / A  None Short-term Incentive Opportunities Motivate achievement of strategic priorities relating to the business model transition while maintaining our year-over-year non- GAAP spend 0% - 150% of target  Net new model subscription additions  New model ARR  Non-GAAP total spend  Total subscription renewal rate  Deferred revenue PSU Align compensation with key drivers of the business and relative shareholder return and encourage focus on near-term and long-term strategic objectives 0% - 180% of target shares Change in Autodesk Stock Price  Net new model subscription additions  New model ARR  Non-GAAP total spend  Total subscription renewal rate  Relative TSR (multi-year)  Autodesk stock price RSU Encourage focus on long term shareholder value creation and promote retention Change in Autodesk Stock Price  Autodesk Stock Price Principal Elements "At Risk" 90% Other 10% Long Term Equity 78% Other 22% FY17 CEO Compensation FY17 Target CEO Compensation Tied to LT Equity 10 New performance metrics align management incentives with key business model transition goals

Strong Corporate Governance and Compensation Practices  Emphasis on variable, “at risk” compensation  Long-term performance orientation  Clawback policy  Significant stock ownership requirements  Double-trigger change in control provisions  No excise tax gross-up  Effective risk management  Hedging prohibition Compensation Governance Practices  Annual Board elections  Independent chair  Majority voting standard  Shareholder right to act by written consent  Thorough risk assessment processes  No poison pill  No exclusive forum provision Corporate Governance Practices Our Board is committed to ensuring that stockholder feedback informs our strong governance practices and compensation programs 11

12  We provide equity compensation to a broad base of our employees as an incentive to increase long-term stockholder value  We are requesting an additional 12.2 million shares to be granted under our Plan Approval of an Amendment and Restatement of the 2012 Employee Stock Plan Key Consideration for Stockholders:  Absent approval, shares available to grant will likely be depleted in FY19  We plan to continue to provide this broad based employee incentive component as a means to attract key talent or reward and retain our employees critical to achieving our business objectives  The Board believes the potential dilution to stockholders is reasonable and sustainable relative to peer and market practices  Autodesk has an active buyback program that reduces dilution from equity grants The Board unanimously recommends that you vote FOR the approval of the amendment and restatement of the 2012 employee stock plan  Limitations on Annual Equity Grants  Director and Executive Equity Holding Program  No In-the-Money Stock Options  Prohibition Against Stock Option Repricings  Section 162(m) Qualification  Independent Administration Equity Compensation Governance Practices Stock Plan Summary and Principal Features

We Request Your Support at the 2017 Annual Meeting 13 Board Voting Recommendation FOR the election of the 10 director nominees FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm FOR the advisory vote on executive compensation for a ONE YEAR frequency of executive compensation vote FOR the approval of an amendment and restatement of the Autodesk 1998 Employee Qualified Stock Purchase Plan FOR the approval of an amendment and restatement of the Autodesk 2012 Employee Stock Plan       Our Board asks for your support at our 2017 Annual Shareholder Meeting

© 2017 Autodesk. All rights reserved. Autodesk and the Autodesk logo are registered trademarks or trademarks of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. All other brand names, product names, or trademarks belong to their respective holders. Autodesk reserves the right to alter product and services offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.